SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 30, 2004
Date of Report
(Date of earliest event reported)

RITA Medical Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-30959	94-3199149
(Commission File Number)	(I.R.S. Employer Identification No.)

967 N. Shoreline Blvd.
Mountain View, CA 94043
(Address of principal executive offices, with zip code)

(650) 314-3400
(Registrant's telephone number, including area code)

Item 8.01. Other Events and Required FD Disclosure.

On August 30, 2004, RITA Medical Systems, Inc., a Delaware corporation ("RITA"), announced that Mr. Darrin Uecker will be assuming responsibility for the company’s operations, and that Mr. Trent Reutiman has been named Vice President of Sales and Marketing. Further, Mr. Robert Wenzel will be leaving the Company. A copy of RITA’s press release announcing these changes is attached as Exhibit 99.1 hereto and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    RITA Medical Systems, Inc.

Date: August 30, 2004            By:  /s/ Donald Stewart
  Donald Stewart, Chief Financial Officer and
     Vice President Finance and Administration

RITA MEDICAL SYSTEMS, INC.

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release of RITA Medical Systems, Inc. dated August 30, 2004.